UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 9, 2025

Talen Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37388	47-1197305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
(Address of principal executive offices) (Zip Code)
(888) 211-6011
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TLN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Officer Updates
On December 15, 2025, as part of its coordinated, on-going succession and retention planning, Talen Energy Corporation (the “Company”) announced that the Company’s board of directors (the “Board”) has:
•extended the term of the employment agreement of Mark “Mac” McFarland to serve as Chief Executive Officer of the Company through February 2027 with one year evergreen renewals thereafter;
•appointed Terry L. Nutt as President of the Company, effective immediately;
•appointed Cole Muller as Chief Financial Officer of the Company, effective immediately;
•appointed Brad Berryman as Chief Operating Officer of the Company, effective immediately;
•appointed Dale Lebsack as Chief Asset Development Officer of the Company, effective immediately; and
•extended the term of the employment agreements of certain other of the Company’s executive officers, including the Chief Administrative Officer, the Chief Development Officer and the Chief Commercial Officer through February 2027, in each case, with one year evergreen renewals thereafter.
Concurrently therewith,
•Mr. McFarland resigned as President of the Company but will remain in his position as Chief Executive Officer and a member of the Board;
•Mr. Nutt resigned as Chief Financial Officer of the Company but will assist in the transition of his duties, acting as principal financial officer until the Company files its annual report for the fiscal year ending December 31, 2025;
•the Board extended the term of the employment agreements of Messrs. Nutt, Muller, Berryman and Lebsack through February 2027, in each case, with one year evergreen renewals thereafter;
•John Wander, General Counsel and Corporate Secretary of the Company, gave the Company notice of his intent to retire at the end of June 2026; and
•the Board appointed Ed Casulli as Chief Nuclear Officer of the Company, effective immediately.
None of Messrs. Nutt, Muller or Berryman was appointed to his applicable position under any arrangement or understanding between him and any other person. There are no transactions with Messrs. Nutt, Muller or Berryman that would be reportable under Item 404(a) of Regulation S-K and no family relationships exist between any of Messrs. Nutt, Muller or Berryman and any of the directors or other officers of the Company. Mr. Wander’s retirement is not the result of any disagreement with the Company related to its operations, policies, or practices.
Biographies of Named Executive Officers
Mr. Nutt, age 49, had served as the Company’s Chief Financial Officer from July 2023 through his appointment as President. He has over 25 years of experience in the energy industry, including time spent at independent power producers and energy trading firms. From 2018 until 2023, he served as Chief Financial Officer and Managing Director for EDF Trading North America (“EDF”), the energy commodity trading subsidiary of Électricité de France (EDF) S.A., a multinational energy utility headquartered in France. Prior to his service at EDF, Mr. Nutt served in multiple senior finance positions at Vistra Corporation (and its predecessor entities) (“Vistra”), including as Senior Vice President and Controller and Senior Vice President of Risk Management. Prior to his time at Vistra, Mr. Nutt worked in various finance roles at Dynegy Inc. Mr. Nutt earned his M.S. in Accounting and his B.B.A., summa cum laude, from Texas A&M University.

Mr. Muller, age 45, has most recently served as the Company’s Executive Vice President, Strategic Ventures prior to his appointment as Chief Financial Officer. Mr. Muller has been responsible for leading the Company’s strategic direction related to digital infrastructure development and data center contracting. Prior to that, he led the Company’s PJM Fossil business unit, where he was responsible for the Company’s eight gigawatts of PJM generation assets. Before joining the Company in 2018, he was an Associate Partner for McKinsey & Co., advising energy clients, including the Company, on strategic opportunities and operational transformations. He also previously served as a submarine officer in the U.S. Navy. A graduate of the U.S. Naval Academy, Mr. Muller holds a Bachelor of Science degree in Mathematics. He received his MBA from The Wharton School, and his JD from the University of Pennsylvania.
Mr. Berryman, age 57, has served as the Company’s senior vice president and Chief Nuclear Officer since September 2018, where he was responsible for overseeing all aspects of the Susquehanna nuclear power plant that the Company majority owns and operates. Mr. Berryman joined the Company in early 2017 in the role of site vice president for Susquehanna, where he was responsible for all plant operations and personnel. With over two decades of extensive commercial nuclear experience, Mr. Berryman has held positions of increasing importance spanning various technical, operational, training and financial capacities. Prior to joining the Company, he served as general manager at Turkey Point Nuclear Generating Station. He also held leadership roles at Wolf Creek Nuclear Operating Corporation, Palo Verde Nuclear Generating Station and Arkansas Nuclear One. In addition, he proudly served his country in the U.S. Navy as part of the submarine fast attack fleet. Mr. Berryman earned his B.S., summa cum laude, in Organizational Management from Central Baptist College.
Employment and Transition and Retirement Arrangements – Named Executive Officers
Salary and Incentive Compensation Changes
In connection with Messrs. McFarland’s, Nutt’s, Muller’s and Berryman’s appointments and the approval of their respective extended employment agreements, the Board set their salaries, target short-term annual incentive bonus and target grant date value of long-term incentive award amounts as follows:

Executive	Salary	Target STI (% of Salary)	Target LTI (% of Salary)
Mac McFarland	$1,400,000	135%	700%
Terry Nutt	$925,000	110%	600%
Cole Muller	$725,000	100%	600%
Brad Berryman	$600,000	100%	450%
Employment Agreements
In connection with Messrs. McFarland’s, Nutt’s, Muller’s and Berryman’s appointments, each named executive officer entered into an Amended and Restated Employment Agreement, dated as of December 12, 2025 (the “Executive Employment Agreement”), with an initial term through February 28, 2027 (subject to automatic annual renewals thereafter unless the executive or the Company provide 90 days’ written notice of their intent not to extend the term).
Further, a portion of the executive’s PSUs and time-based restricted stock units (“RSUs”) that are scheduled to vest and settle in calendar year 2026 will be settled in cash in an amount equal to 60% of the net after-tax value of each such award, subject to a cap on cash settlement equal to 60% of the net after-tax value that would result from such award if the Company’s common stock on the vesting date was equal to $400.00, and subject to the ability of the Compensation Committee to modify the portion that is cash-settled if it determines that cash settlement would materially and adversely affect the Company (the “Cash Settlement”). Any shares received in settlement of the executive’s PSUs and RSUs that are scheduled to vest in 2026 will be subject to a lock-up through November 13, 2026.
In addition, the Executive Employment Agreement provides that, subject to the approval of the Board or the Compensation Committee, the executive’s 2026 long-term incentive awards will consist of (i) an ordinary-course grant of RSUs and PSUs with an aggregate grant date fair value equal to the executive’s annual long-term incentive award target (as described above) with a three-year vesting period (i.e., 2029), and (ii) a one-time grant of RSUs and PSUs with an aggregate grant-date fair value equal to 67% of the executive’s annual long-term incentive award target with a two-year vesting period (i.e., 2028). The awards granted in 2026 will consist of no more than 70% PSUs, with the remainder being RSUs and will be granted on terms described in Exhibit A to the Executive Employment Agreement.

In the event an executive’s employment is terminated by the Company without Cause, the Company does not renew the term of the applicable Executive Employment Agreement, or upon an executive’s resignation for Good Reason (each, as defined in the Executive Employment Agreement and herein, a “Qualifying Termination”) and such termination is not on or within 18 months following a Change of Control (as defined in the Executive Employment Agreement), the applicable executive will receive any earned but unpaid annual bonus for the year preceding the year in which the termination occurs and, subject to the executive’s execution and nonrevocation of a release of claims in favor of the Company and continued compliance with the executive’s restrictive covenant obligations, (i) the sum of the executive’s annual base salary and target annual bonus (in the case of Mr. McFarland, two times the sum of the executive’s annual base salary and target annual bonus), payable over 12 months following the Qualifying Termination, (ii) a pro-rated target bonus amount for the year of termination, and (iii) eligibility to continue on the Company’s health plan at a monthly rate equal to the Company’s full Consolidated Omnibus Budget Reconciliation Act (“COBRA”) rates for up to 36 months at the executive’s sole expense (the “COBRA Continuation”). If the executive experiences a Qualifying Termination within 18 months following a Change of Control, the executive will receive any earned but unpaid annual bonus for the year preceding the year in which the termination occurs and, subject to the executive’s execution and nonrevocation of a release in favor of the Company and continued compliance with the executive’s restrictive covenant obligations, (i) a lump sum equal to 2.99 times the sum of the executive’s annual base salary and the executive’s target annual bonus amount, (ii) a pro-rated target bonus amount for the year of the executive’s termination, and (iii) eligibility for COBRA Continuation at a monthly rate that is no greater than the premiums the executive paid for coverage under the Company’s group health plan immediately prior to the termination date for up to 36 months. In the event the executive’s employment is terminated due to the executive’s death or disability, the executive shall receive (i) any earned but unpaid annual bonus for the year preceding the year in which the termination occurs, (ii) a prorated portion of the executive’s target bonus for the year of termination, and (iii) eligibility for COBRA Continuation at a monthly rate equal to the Company’s full COBRA rates for up to 36 months. Additionally, where an executive provides 90 days’ notice on a non-renewal of the term of the Executive Employment Agreement, the executive shall be entitled to receive any earned but unpaid annual bonus for the year preceding the year in which the termination occurs, subject to the executive’s execution and nonrevocation of a release of claims in favor of the Company and continued compliance with the executive’s restrictive covenant obligations.
Under the terms of the Executive Employment Agreement, each executive is subject to perpetual confidentiality, assignment of intellectual property and non-disparagement covenants as well as non-competition and non-solicitation covenants applicable during employment and for one year thereafter.
The foregoing description is qualified in its entirety by reference to the full text of the applicable Executive Employment Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K (this “Report”) and which are incorporated by reference into this Item 5.02.
Transition and Retirement Agreement
In connection with Mr. Wander’s retirement, Mr. Wander entered into a transition and retirement agreement with the Company, dated as of December 12, 2025 (the “Transition Agreement”), which provides for a transition from his current role as General Counsel and Corporate Secretary to a role as Senior Advisor to the Company following the May 2026 vesting of his performance based stock units granted in 2023. Mr. Wander will be paid $12,500 for his services as a Senior Advisor, and will continue to receive his current benefits through June 30, 2026 (other than any new grants of equity). He will receive (i) the Cash Settlement on the same terms received by other Company executives (as described above) and (ii) at separation, subject to his execution and non-revocation of a general release of claims in favor of the Company and his continued compliance with his restrictive covenant obligations to the Company, its subsidiaries, and affiliates, he will receive (x) the COBRA Continuation for up to 36 months and (y) a pro-rated annual bonus paid at target for the 2026 fiscal year.
The foregoing description is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.5 to this Report and which is incorporated by reference into this Item 5.02.
Item 7.01. Regulation FD Disclosure.
On December 15, 2025, the Company issued a press release regarding these matters, a copy of which is furnished as Exhibit 99.1 to this Report and which is incorporated by reference into this Item 7.01.

The information provided under this Item 7.01 and in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1934, as amended, or the Exchange Act, except as set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description.
10.1†^	Amended and Restated Employment Agreement, dated as of December 12, 2025, by and between Talen Energy Corporation and Mark “Mac” McFarland.
10.2†^	Amended and Restated Employment Agreement, dated as of December 12, 2025, by and between Talen Energy Corporation and Terry L. Nutt.
10.3†^	Amended and Restated Employment Agreement, dated as of December 12, 2025, by and between Talen Energy Corporation and Cole Muller.
10.4†^	Amended and Restated Employment Agreement, dated as of December 12, 2025, by and between Talen Energy Corporation and Brad Berryman.
10.5†^	Transition and Retirement Agreement and Release of Claims, dated as of December 12, 2025, by and between Talen Energy Corporation and John Wander.
99.1	Press Release dated December 15, 2025.
104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document).
†    Management contract or compensatory plan or arrangement.
^    Certain private and immaterial portions of the exhibit have been redacted pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION
Date:	December 15, 2025	By:	/s/ John Wander
		Name:	John Wander
		Title:	General Counsel